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                                                                      EXHIBIT 5u


                  AMENDMENT OF INVESTMENT ADVISORY AGREEMENTS


This Amendment ("Amendment") is made as of October 21, 1997, between
Harbor Capital Advisors, Inc. and Harbor Fund (the "Trust"), on behalf of Harbor International Growth Fund, Harbor Growth Fund, Harbor Capital Appreciation Fund, Harbor International Fund II, Harbor International Fund, Harbor Value Fund, Harbor Bond Fund, Harbor Short Duration Fund and Harbor Money Market Fund to each Investment Advisory Agreement (each, an "Agreement") between the parties. All capitalized terms used in this Amendment and not defined herein shall have the same meaning ascribed to them in the Agreements.

WHEREAS, the parties agree to amend Paragraph 3 of each Agreement;

NOW, THEREFORE, the parties agree as follows:

      1. Paragraph 3 in each Agreement is deleted and the following paragraph is inserted:

           "SUBADVISERS: You may engage one or more investment advisers which are either registered as such or specifically exempt from registration under the Investment Advisers Act of 1940, as amended, to act as subadvisers to provide with respect to the Fund certain services set forth in Paragraphs 4 and 7 hereof, all as shall be set forth in a written contract to which the Trust, on behalf of the Fund, and you shall be parties, which contract shall be subject to approval in accordance with the requirements of the Investment Company Act of 1940, as amended, and as such requirements may be modified by rule, regulation or order of the Securities and Exchange Commission."

      2. Except as specifically set forth herein, all other provisions of each Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

HARBOR FUND ON BEHALF OF
HARBOR INTERNATIONAL GROWTH FUND,
HARBOR GROWTH FUND,
HARBOR CAPITAL APPRECIATION FUND,
HARBOR INTERNATIONAL FUND II,
HARBOR INTERNATIONAL FUND,
HARBOR VALUE FUND,
HARBOR BOND FUND,
HARBOR SHORT DURATION FUND, AND
HARBOR MONEY MARKET FUND                HARBOR CAPITAL ADVISORS, INC.


By:    /s/ Ronald C. Boller             By:    /s/ Constance L. Souders
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Name:      Ronald C. Boller             Name:      Constance L. Souders
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Title:     President                    Title:     Senior Vice President
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